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                                                                    EXHIBIT 10.8

                   [LETTERHEAD OF IMPERIAL FINANCIAL GROUP]


August __, 1998

Mr. G. Louis Graziadio, III


Dear Louis:

I am pleased to confirm our offer and your acceptance of the position of Co-Chairman of the Board and CEO, Imperial Financial Group, Inc. located at our Century City office, and reporting to the Board of Directors of Imperial Financial Group, Inc.

The terms of our offer are:

       . Your title will be Co-Chairman and CEO, Imperial Financial Group, Inc. You shall devote such time, energy and ability to the business, affairs and interests of Imperial Financial Group, Inc. as is reasonably necessary to carry out your duties, but you shall not be required to provide full-time services to Imperial Financial Group, Inc.

       . You may serve as an Officer or Director with any corporation or other business enterprise. If your service as an officer or director of another company involves the business of Imperial Financial Group, Inc., you will notify the Board of Directors.

       . You will receive a semi-monthly salary of $4,666.66 which computes on an annualized basis to $100,000.00.

       . You will receive a $1,500.00 monthly auto allowance which will be included in your semi-monthly paycheck.

       . You will be eligible to receive a bonus which will be based on the performance of Imperial Financial Group, Inc. as determined by the Imperial Financial Group Compensation Committee.

       . You have received options to purchase 575,000 shares of Imperial Financial Group, Inc. "B" stock which will be granted at a strike prices previously authorized by the Imperial Financial Group, Inc. Board of Directors. These 10-year option will be exercisable in accordance with the terms previously authorized by the Imperial Financial Group, Inc. Board of Directors and is subject to the provisions in the approved Imperial Financial Group, Inc. 1997 Share Incentive Plan. Upon a "change of control" of Imperial Financial Group, Inc. as defined in the 1997 Share Incentive Plan, the stock options will fully vest and convert to options to purchase Imperial Financial Group, Inc. "A" stock.

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G. Louis Graziadio
August __, 1998
Page 2

           . You may be eligible to receive additional options on shares of Imperial Financial Group, Inc. as decided by the Stock Option Committee.

           . You will be eligible to participate in the Imperial Financial Group, Inc. Deferred Compensation Plan, if adopted by the Imperial Financial Group, Inc. Board of Directors.

           . Should your employment be involuntarily terminated during the first year following the date hereof, for any reason other than good cause, you will receive a severance package equal to 24 months base salary. Should your employment be involuntarily terminated at any time thereafter, for any reason other than good cause, you will receive a severance package equal to two months of base salary for each month you have served after the date hereof, less all base salary payments received to date following the date hereof.

           . Should your relationship with Imperial Financial Group, Inc. be terminated due to either merger or acquisition by a third party, your total severance shall include the following: a) Three year's salary continuation paid in a lump sum at termination date or a salary continuation; b) Three year's current target bonus paid in a lump sum at termination date, c) Outplacement services at a company selected by Imperial Financial Group; d) Full benefits throughout the severance period; e) This severance provision is contingent upon the agreement of a total mutual release of all known and unknown claims other than for indemnity as officer and employee; and f) An excise tax gross-up for any and all 280g penalties. Such severance shall be in lieu of and not in addition to the severance described in the preceding paragraph.

           . You may continue to be covered by our available Medical and Dental Plans.

           . You may continue to be eligible to participate in our 401K and profit Sharing plans.

This letter supersedes any and all discussions or communication and any future modifications or amendments must be in writing and signed by both you and the company. This letter, however, does not create a contractual relationship between you and Imperial Financial Group, Inc.. Should you accept this offer, the relationship between you and Imperial Financial Group, Inc. is and at all times will be an "at will" relationship; either you or Imperial Financial Group, Inc. may terminate employment, and its accompanying compensation and benefits, at any time, with or without cause, and with or without notice.

You and Imperial Financial Group, Inc., in order to obtain a prompt determination as to rights and avoid the lengthy delay in court actions, agree to binding arbitration of any claims or controversies related to the employee's employment, or termination thereof, whether sounding in contract, tort or statute, in accordance with the then effective rules of JAMS/Endispute. The consideration for this agreement is the mutual exchange of promises to arbitrate. You and Imperial Financial Group, Inc. consent to the jurisdiction of the Superior or Municipal Courts of Los Angeles and of the United States District Court for the Central District of California for all purposes in connection with the arbitration. You and Imperial Financial Group, Inc. agree to incorporate Section 1283.05 of the California Code of Civil Procedure, as that statute exists as of the date of execution of this letter, into this letter. Notwithstanding said incorporation of Section 1283.05, this agreement shall be governed by the provisions of the Federal Arbitration Act (9 U.S.C. Section 1 et
                                                                              --
seq.) You and Imperial Financial Group, Inc. consent that any process, notice
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G. Louis Graziadio
August __, 1998
Page 3

of motion, or other application to any courts and any paper in connection with arbitration may be served by certified mail, return receipt requested or by personal delivery to the other side provided a reasonable time for appearance is allowed.

We are very pleased to have you as Co-Chairman and CEO of Imperial Financial Group, Inc., and are confident you will make a significant contribution to the organization.

Sincerely,

IMPERIAL FINANCIAL GROUP, INC.


-----------------------------------
George L. Graziadio, II
Chairman of the Board


Acknowledged:


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G. Louis Graziadio, III                        Date